Exhibit 99.1

Continuous operation since 1989

Multi-advisor commodity pool

sponsored by

Dearborn Capital Management, LLC

Monthly Flash Report

September 30, 2005

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the

implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.

GRANT PARK FUTURES FUND, LP • SEPTEMBER 30TH 2005

MONTHLY COMMENTARY

Performance for the Grant Park Futures Fund was relatively flat for the month of September. Losses were largely attributed to the interest rate sector, while positions in stock indices, currencies, metals and the agricultural/soft commodities were profitable. Positions in the energies provided mixed results with the sector as a whole reflecting a flat month.

Inflationary concerns dealt a blow to long positions in the interest rate sector as prices weakened both at home and abroad. Additionally, the initial feeling that the U.S. Federal Reserve may hold off on any rate increases until they determine the economic impact of both Hurricane Katrina and Rita proved mistaken as they raised rates another quarter point on September 20th. As a result, the sell-off in treasuries dragged bond markets down across the globe. Long positions in stock indices enjoyed a positive month, especially for positions in the Nikkei and Hang Seng. News of the landslide victory by Koizumi’s Liberal Democratic Party in Japan spurred investors to push the index over 13,000, touching four-year highs. Modest profits were generated in the currency sector, in particular to long positions in the Canadian and Australian dollars, which rallied along side the U.S. dollar. Long positions in gold also contributed to gains for the month, with prices rallying over $34 for the month to close the December futures contract at $472.30 per ounce. Finally, long positions in the energy sector provided mixed results with long crude oil positions posting losses and long natural gas and unleaded gas positions posting gains. Supply concerns for the refined products remained the dominant factor throughout the month.

September 30, 2005 Statistics*

	Class A Units	Class B Units
Monthly Rate of Return	(0.07%)	(0.14%)
Year-to-Date Return	(2.75%)	(3.44%)
Net Asset Value	$1,073.174	$952.262

*	Subject to receipt of independent verification.

Statistics since inception – Class A Units **

January 1, 1989 through September 30, 2005

Total Fund Assets (A and B):	$303M
12 Month Return:	8.12%
36 Month Cumulative Return:	4.32%
60 Month Cumulative Return:	59.19%
Compounded Annual ROR:	16.99%
3 Yr. Comp. Ann. ROR:	1.42%
5 Yr. Comp. Ann. ROR:	9.74%
10 Yr. Comp. Ann. ROR:	8.36%
Average 12-Month Return:	22.93%
Worst Drawdown (6/89-10/89):	-38.87%
Worst Drawdown Last 5 Years (2/04-8/04):	-23.65%
Average 1-Month Gain:	7.49%
Average 1-Month Loss:	-5.16%
# of Winning Months	109
# of Losing Months:	92

See the glossary at the end of this presentation for definitions relevant to this table.

**	Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.

Grant Park Sector Exposure as of September 30, 2005

For a list of contracts traded in each market sector, please refer to the end of this presentation.

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park’s trading advisors assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. Grant Park’s trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GRANT PARK FUTURES FUND, LP • SEPTEMBER 30TH 2005

HISTORICAL PERFORMANCE**

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	A Unit YTD	B Unit*** YTD
1989	0.97%	(3.29%)	17.34%	(9.51%)	26.07%	(3.31%)	0.70%	(21.72%)	(1.68%)	(18.43%)	5.37%	29.00%	8.61%	7.73%
1990	5.20%	6.32%	22.20%	31.10%	(15.80%)	14.00%	16.03%	22.83%	14.76%	5.49%	2.83%	(2.65%)	197.04%	194.60%
1991	(12.36%)	(13.31%)	1.75%	(6.52%)	(1.90%)	3.93%	(10.99%)	(1.85%)	6.76%	0.12%	(0.21%)	35.80%	(6.77%)	(7.52%)
1992	(15.23%)	(5.32%)	(2.32%)	(4.13%)	(2.34%)	8.33%	16.34%	7.34%	(11.40%)	(0.72%)	2.41%	(5.55%)	(15.50%)	(16.18%)
1993	2.38%	18.13%	1.57%	15.69%	2.30%	(2.34%)	20.56%	0.16%	(3.99%)	(5.39%)	4.57%	13.15%	84.25%	82.76%
1994	(13.74%)	(9.39%)	23.25%	2.31%	14.29%	14.25%	(5.96%)	(6.26%)	2.76%	(7.54%)	15.50%	(0.17%)	24.30%	23.30%
1995	(10.69%)	16.37%	20.67%	10.88%	14.93%	(1.82%)	(14.36%)	(11.29%)	(10.54%)	(5.40%)	2.77%	18.69%	23.04%	22.04%
1996	(1.09%)	(13.59%)	(1.34%)	4.97%	(4.35%)	2.32%	(1.48%)	(2.53%)	3.81%	14.82%	7.80%	(6.99%)	(0.59%)	(1.39%)
1997	6.82%	7.61%	1.06%	(8.45%)	(0.91%)	0.34%	15.73%	(8.17%)	2.92%	(5.18%)	0.81%	6.10%	17.31%	16.37%
1998	1.96%	2.62%	(1.08%)	(7.46%)	3.13%	(0.37%)	(0.30%)	24.62%	6.23%	(4.64%)	(3.21%)	2.09%	22.40%	21.41%
1999	(2.02%)	7.95%	(5.18%)	2.92%	(5.51%)	0.22%	(2.68%)	(1.16%)	1.54%	(8.65%)	2.10%	3.05%	(8.24%)	(8.97%)
2000	(1.12%)	0.69%	(1.70%)	(3.84%)	1.80%	(3.51%)	(1.60%)	4.36%	(2.30%)	0.80%	8.91%	9.00%	10.97%	10.08%
2001	1.86%	0.53%	6.63%	(4.51%)	(0.47%)	(2.66%)	0.12%	2.88%	3.69%	5.30%	(7.80%)	2.14%	7.00%	6.14%
2002	(0.87%)	(5.95%)	2.26%	(3.07%)	5.17%	10.07%	6.63%	1.57%	2.87%	(6.04%)	(2.53%)	5.58%	15.25%	14.32%
2003	2.72%	5.77%	(7.47%)	2.57%	9.68%	(1.26%)	(0.49%)	0.12%**	0.06%	2.45%	(0.98%)	5.93%	20.03%	19.06	%***
2004	0.31%	7.25%	(1.47%)	(11.72%)	(4.82%)	(4.55%)	(3.47%)	(0.40%)	0.99%	3.35%	8.37%	(0.96%)	(7.58%)	(8.40%)
2005	(6.04%)	3.34%	(0.59%)	(5.12%)	3.90%	1.81%	(2.03%)	1.89%	(0.14%)*				(2.75%)*	(3.44	%)*

*	Subject to receipt of independent verification.

**	Actual Class A Unit net monthly returns are reflected from January, 1989 through July, 2003. Actual Class B Unit net monthly returns are reflected from August, 2003 (inception of trading for B Units) forward. Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses over Class A Units.

***	From January 1989 through July 2003 Proforma Class B Unit data is reflected in YTD calculations. Actual Class B Unit Performance reflected from 8/1/03.

THE RISKS

•	Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.

•	No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.

•	Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.

•	Commodity futures trading may be illiquid.

•	An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.

•	Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.

•	Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.

•	Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

•	You will have no right to participate in the management of Grant Park.

•	The structure and operation of Grant Park involve several conflicts of interest.

INVESTMENT HIGHLIGHTS

Minimum Investment:

Class B Units: $10,000 Individual/$4,000 ERISA or qualified plans, additional minimum investment $2,000;

Class A Units: New Accounts - $200,000, $15,000 Individual/$4,000 ERISA or qualified plans additional minimum investment. Existing Class A Unit holders and related parties have a minimum investment of $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:

Dearborn Capital Management, LLC

Portfolio Managers:

Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Winton Capital Management and Saxon Investment Corporation.

Redemptions:

Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

Suitability:

Varies from state to state but at least a minimum of $45,000 annual income and a net worth of $45,000 exclusive of home, auto and furnishings, or $150,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Firm’s Administrative Department as firm requirements may also vary.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annual Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

NOTES

Market Sectors: Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

Interest Rates

US Bonds & Notes

European Bonds

Pacific Rim Bonds

Energy

Crude Oil

Heating Oil

Natural Gas

Unleaded Gas

Metals

Gold

Silver

Nickel

Copper

Aluminum

Currencies

US Dollar

Euro

British Pound

Yen

Australian Dollar

Mexican Peso

Stock Indices

US

European

Pacific Rim

Agriculturals/Softs

Grains

Meats

Cotton

Coffee

Sugar

Orange Juice

Cocoa

555 West Jackson, Suite 600 Chicago, IL 60661 312.756.4450 Phone 312.756.4452 Fax 800.217.7955 Toll-Free funds@dearborncapital.com www.dearborncapital.com